Exhibit 10.4

ASSIGNMENT OF AND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS ASSIGNMENT OF AND AMENDMENT (the “Amendment”), dated as of June 28, 2013, to the Employment Agreement, between News America Incorporated (“NAI”) and Joel Klein (“Executive”) dated as of January 1, 2011 (the “Agreement”), is effective as of January 1, 2013. Defined terms used in this Amendment and not defined shall have the meanings given such terms in the Agreement. All conditions set forth in the Agreement remain applicable unless otherwise amended by the terms and conditions outlined below.

WHEREAS, News Corporation (“NEWS CORP”) is intending to separate (the “Separation”) certain of its businesses, including Amplify, its education division (“Amplify”), into an independent publicly traded company (“New News Corporation”); and

WHEREAS, in anticipation of, and in connection with, the Separation, NAI and Executive desire to assign and amend the Agreement.

NOW, THEREFORE, NAI and Executive agree that the Agreement is hereby assigned and amended as follows:

1. NAI and Executive hereby consent to the assignment of the Agreement, effective as of January 1, 2013, to NC Transaction, Inc. (the “Company”), a Delaware corporation that is currently a subsidiary of NEWS CORP and will be a subsidiary of New News Corporation as of the Separation. Effective as of January 1, 2013, except as otherwise provided in this Letter Agreement, all references in the Agreement to “NAI” or “Company” shall be amended to be references to NC Transaction, Inc. and all references in the Agreement to “Education Division” shall be deemed to be references to Amplify. As of the effective time of the Separation, all references in the Agreement to “News Corporation” or “NEWS CORP” shall be amended to be references to New News Corporation and all references in the Agreement to the Chairman and Chief Executive Officer of NEWS CORP and the Deputy Chairman and Chief Operating Officer of NEWS CORP shall be amended to be references to the Executive Chairman of New News Corporation and the Chief Executive Officer of New News Corporation, respectively. As so assigned, the Agreement continues in full force and effect.

2. As of the effective time of the Separation, the first paragraph of Section 1 of the Agreement is hereby deleted in its entirety and replaced as follows: The Company agrees to employ the Executive and the Executive agrees to accept employment with the Company for the Term of Employment hereinafter defined. During the Term of Employment, the Executive, subject to the provisions of this Agreement, shall have the title and the duties of Executive Vice President of New News Corporation. In addition, the Executive shall serve as the Chief Executive Officer of Amplify. As the Chief Executive Officer of Amplify: (i) the Executive will be the most senior officer of Amplify (other than the Executive Chairman of New News Corporation and the Chief Executive Officer of New News Corporation); and (ii) the Executive shall have such duties and authority as are customarily associated with the position of Chief Executive Officer. The Executive shall report directly to the Executive Chairman of New News Corporation and the Chief Executive Officer of New News Corporation. New News Corporation shall use its best efforts to assure that the Executive serves and continues to serve as a member of the New News Corporation Board of Directors during the Term of Employment.

3. As of the effective time of the Separation, references in Sections 5(a), 9(a)(iii) and 9(a)(v) of the Agreement to the “Office of the Chairman” or “OOC” shall be deleted in their entirety and the words “similarly situated” shall be added before “senior executives” in Sections 5(a), 9(a)(iii) and 9(a)(v) of the Agreement. In addition, as of the effective time of the Separation, the last sentence in Section 5 of the Agreement shall be deleted in its entirety.

4. NAI and the Executive hereby agree that the assignment of the Agreement and the terms of this Amendment, including, without limitation, amendments relating to reporting titles or offices, obligations with respect to the election and/or designation of Executive as a director and officer of NEWS CORP and/or the benefit plans in which Executive participates, shall not be circumstances entitling Executive to terminate his employment pursuant to Section 9.

IN WITNESS WHEREOF, the parties hereto have affixed their signatures as of the day and year first written above.

NEWS AMERICA INCORPORATED

By:	/s/ Michael L. Bunder
Name: Michael L. Bunder
Title: Senior Vice President

/s/ Joel Klein
Joel Klein

As an inducement to the Executive to enter into the foregoing Amendment, the undersigned hereby guarantees full performance and payment of all of the obligations of NC Transaction, Inc., waiving exhaustion of remedies, including, without limitation, obligations with respect to the election and/or designation of Executive as a director and officer to serve in the capacities and to have the duties set forth in Section 1 of the Agreement, as amended.

NEW NEWSCORP INC

By:	/s/ Michael L. Bunder
Name: Michael L. Bunder
Title: Senior Vice President